UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018 (May 31, 2018)

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2018, the board of directors (the “Board”) of Oil States International, Inc. (the “Company”) elected Joe Wright as a member of the Board. The Company released a press release announcing the election of Mr. Wright, which is attached hereto as Exhibit 99.1. The election of Mr. Wright will fill a vacancy created earlier this year. Mr. Wright will be a Class II Director with an initial term expiring at the Company’s annual meeting of stockholders in May 2021.
Mr. Wright serves as a Director, Executive Vice President and Chief Operating Officer of Concho Resources Inc. (“Concho”). He has been with Concho since its formation in 2004 and has served as a director of Concho since 2017.
Since joining Concho, Mr. Wright has held a variety of leadership positions, including Senior Vice President and Chief Operating Officer and Vice President of Engineering and Operations. As Executive Vice President and Chief Operating Officer, Mr. Wright oversees Concho’s drilling and completion programs, as well as its government, regulatory affairs and human resources functions.
Prior to Concho, Mr. Wright was Vice President of Operations and Engineering of Concho Oil & Gas Corp. from its formation in 2001 until its sale in 2004. From 1997 to 2001, Mr. Wright was Vice President of Operations of Concho Resources Inc., a predecessor company to Concho. Mr. Wright has also worked in several operations, engineering and capital markets positions at Mewbourne Oil Company.
Mr. Wright holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.
The Board has determined that Mr. Wright qualifies as an independent director and meets the independence requirements under Section 303A.02 of the New York Stock Exchange Listed Company Manual.
There are no understandings or arrangements between Mr. Wright and any other person pursuant to which Mr. Wright was selected to serve as a director of the Board. There are no relationships between Mr. Wright and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Wright will receive compensation for his services as director consistent with that provided to other non-management directors, as described the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Stockholders.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated as of June 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.

Date:	June 4, 2018	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer